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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-79673), S-8 (No. 333-68597), and S-11A (No.
333-55715) of Excel Legacy Corporation of our report dated February 22, 2001 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

San Diego, CA
March 16, 2001